Exhibit 99.2

TRACON Pharmaceuticals Announces $15 Million Common Stock Purchase Agreement with Aspire Capital Fund, LLC

San Diego, CA – October 21, 2019 – TRACON Pharmaceuticals (Nasdaq:TCON), a clinical stage biopharmaceutical company focused on the development and commercialization of novel targeted therapeutics for cancer, wet age-related macular degeneration through our license to Santen Pharmaceutical Co. Ltd., and utilizing our product development platform to partner with ex-U.S. companies to develop and commercialize innovative products in the U.S., announced today that it has entered into a Common Stock Purchase Agreement of up to $15.0 million with Aspire Capital Fund, LLC (“Aspire Capital”). Aspire Capital has committed to purchase up to $15.0 million of shares of the Company’s common stock at TRACON’s request from time to time during a 30 month period beginning on the effective date of a registration statement related to the transaction and at prices based on the market price at the time of each sale. There are no warrants, derivatives, or other share classes associated with this agreement. Proceeds from the Agreement will be used to further advance the Company's pipeline and product development platform, as well as general corporate purposes.

“We are pleased to enter into another transaction with Aspire Capital and believe that this agreement provides TRACON with the opportunity to access capital in an efficient manner,” said Charles Theuer, M.D., Ph.D., President and CEO of TRACON. “The financial flexibility provided by this transaction will further support our business development efforts as we continue to identify opportunities to leverage our product development platform through potential new partnerships with ex-U.S. companies that could benefit from our rapid and capital-efficient U.S. drug development and commercialization solution.”

“We are very pleased to be expanding our investment in TRACON and to be continuing our long-term relationship with such an experienced and capable development team. Given the number of significant milestones anticipated in 2020 including data from ongoing clinical trials with DE-122, TRC253, and TJ004309, we firmly believe TRACON has the potential for considerable near-term value creation. Furthermore, TRACON has assembled and refined a highly efficient development platform which has already attracted a number of inimitable and potentially lucrative partnerships including those with Janssen and I-Mab. In particular, we feel the collaboration with I-Mab, which provides an opportunity to access an underappreciated, potentially best-in-class pipeline of bispecific antibodies, provides a strong foundation for similar, high-value ex-US partnerships in the future. We’re excited to see what’s next for TRACON and as a result, are thrilled to provide the company with added financial strength and flexibility as they continue their effort towards making meaningful therapeutic advances for patients with cancer and other diseases of high unmet need,” said Steven G. Martin, Managing Member of Aspire Capital.

Under the terms of the Common Stock Purchase Agreement, TRACON will control the timing and amount of any further sale of shares of common stock to Aspire Capital. Aspire Capital has no right to require any sales by TRACON but is obligated to make purchases according to TRACON's direction. There are no limitations on the use of proceeds, financial covenants or restrictions on future financings and there are no rights of first refusal, participation rights, penalties or liquidated damages in the purchase agreement.

4350 La Jolla Village Drive ● Suite 800 ● San Diego, California 92122 ● P: 858.550.0780 ● F: 858.550.0786

URL: www.traconpharma.com

TRACON maintains the right to terminate the purchase agreement at any time, at its discretion, without any additional cost or penalty.

As consideration for Aspire Capital’s obligations under the Agreement, TRACON also issued 1,426,579 shares of common stock to Aspire Capital as a commitment fee. TRACON also entered into a Registration Rights Agreement with Aspire Capital in connection with its entry into the purchase agreement that requires TRACON to file a registration statement regarding the shares sold to Aspire Capital. Additional detail regarding the Common Stock Purchase Agreement and related Registration Rights Agreement is set forth in TRACON's Current Report on Form 8-K, filed today with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About TRACON

TRACON develops targeted therapies for cancer and ophthalmic diseases. The Company’s clinical-stage pipeline includes: DE-122, carotuximab being developed in wet AMD through a license to Santen Pharmaceutical Company Ltd.; TRC102, a small molecule being developed for the treatment of lung cancer; TRC253, a small molecule being developed for the treatment of prostate cancer; and TJ004309, a CD73 antibody being developed for the treatment of advanced solid tumors. TRACON is actively seeking additional corporate partnerships whereby it shares in the cost and risk of clinical development and commercialization of innovative product candidates.  In these partnerships TRACON believes it can serve as a solution for companies without clinical and commercial capabilities in the United States.  To learn more about TRACON and its product candidates, visit TRACON's website at www.traconpharma.com.

About Aspire Capital Fund, LLC

Aspire Capital Fund, LLC is a Chicago-based, long-only investment fund focused on making open market and direct equity investments in publicly traded companies. Aspire Capital Fund, LLC is managed by Aspire Capital Partners, LLC. Aspire Capital invests in a broad range of industries with emphasis in healthcare and technology.

Forward-Looking Statements

Statements made in this press release regarding matters that are not historical facts are “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding TRACON's plans to further develop product candidates, potential utility of product candidates, potential events under collaboration and license agreements, TRACON’s business development strategy and the potential sale of common stock to Aspire Capital and use of proceeds therefrom. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include: risks associated with clinical development; whether TRACON or others will be able to complete or initiate clinical trials on TRACON’s expected timelines, if at all; the fact that future preclinical studies and clinical trials may not be successful or otherwise consistent with results from prior studies; the fact that TRACON has limited control over whether or when third party collaborators complete on-going trials or initiate additional trials of TRACON’s product candidates; the fact that TRACON’s collaboration agreements are subject to early termination; potential changes in regulatory requirements in the United States and foreign countries; whether TRACON will be able to enter into any additional collaboration or licensing transaction with ex-U.S. companies on favorable terms or at all; whether TRACON will be able to obtain additional financing, including whether TRACON will be able to satisfy conditions to sell stock to Aspire Capital; the possibility of unexpected expenses or other uses of TRACON’s cash resources; and other risks described in TRACON’s filings with the Securities and Exchange Commission under the heading “Risk Factors”. All forward‐looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. TRACON undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Company Contact:	Investor Contact:
Mark Wiggins	Andrew McDonald
Chief Business Officer	LifeSci Advisors LLC
(858) 251-3492	646-597-6987
mwiggins@traconpharma.com	Andrew@lifesciadvisors.com